Exhibit 32
Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements
I, Jerry E. Sheridan, Chief Executive Officer, and I, Hugh J. Gallagher, Chief Financial Officer, of AmeriGas Propane, Inc., a Pennsylvania corporation, the General Partner of AmeriGas Partners, L.P. (the “Company”), hereby certify that to our knowledge:

(1)
The Company’s periodic report on Form 10-Q for the period ended December 31, 2017 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

/s/ Jerry E. Sheridan		/s/ Hugh J. Gallagher
Jerry E. Sheridan		Hugh J. Gallagher

Date:	February 6, 2018	Date:	February 6, 2018